BERKELEY COFFEE & TEA, INC.

2,500,000 Shares of Common Stock

Dated January 28, 2011

This prospectus relates to the public offering of 2,500,000 shares of common stock of Berkeley Coffee & Tea, Inc. (the “Company”) directly to investors by the Company at a price of $0.20 per share. There is no minimum offering, the maximum offering under this prospectus is for 2,500,000 shares.  The Company will receive all the proceeds from the sale of these shares.

There currently is no public market for the Company’s shares of common stock.  It is unlikely that an active public trading market can be established or sustained in the near future.  The Company’s common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

Berkeley Coffee & Tea, Inc. is a development stage, start-up company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford the loss of your entire investment.  Our independent auditors have issued an audit opinion for Berkeley Coffee & Tea, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 7, to read about factors you should consider before buying shares of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offering: 2,500,000 Shares Offered	Price Per Share	Total
Public Price	$0.20	$500,000
Underwriting Discounts and Commissions		$0.00
Proceeds, before expenses, to Berkeley Coffee & Tea, Inc.		$500,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.  Shares will be offered on a best effort basis.

1. The Company is not using an underwriter for this offering.  The Company is offering the shares on a “self-underwritten” best efforts, no minimum basis directly through our officer and director. No commission or other compensation related to the sale of the shares will be paid to our officer and director.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to the Company for its use.

3. The closing date for the offering will be for a maximum period of 90 days from the effective date of this registration statement and may be extended for an additional maximum period of 90 days at the Company’s discretion.

4. The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is January 28, 2011.

Table of Contents

Capitalization

3

Cautionary Note Regarding Forward-Looking Statements

5

Risk Factors

5

Use of Proceeds

9

Determination of Offering Price

11

Dilution

11

Plan of Distribution

13

Description of Securities

14

Interest of Named Experts and Counsel

15

INFORMATION WITH RESPECT TO THE REGISTRANT

15

Description of Business

15

Description of Property

18

Legal Proceedings

18

Market for Common Equity and Related Stockholder Matters

19

Managements’ Discussion and Analysis or Plan of Operation

20

Directors, Executive Officers, Promoters and Control Persons

25

Security Ownership of Certain Beneficial Owners and Management Related Stockholder Matters  30

Certain Relationships and Related Transactions, and Director Independence

31

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

53

Incorporation of Certain Information Reference

53

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Until March 9, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary Information

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making any investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section and the Financial Statements including the notes thereto.

Berkeley Coffee & Tea, Inc.

Berkeley Coffee & Tea, Inc. (the “Company”) was incorporated on March 27, 2009 in the state of Nevada.

How to communicate with us

Our principal executive office is located at Building B, #439, Jinyuan Ba Lu, Jiangqiao Town, Jiading District, Shanghai, 201812, China, and our corporate registered office is located at Suite 214, 1662 Highway 395 N, Minden, Nevada 89423, Our telephone number is 011-8615021337898 and electronic mail address is sean@dts8coffee.com.

Our business

We are a development stage company in the process of establishing as a distributor and seller in the United States of coffee produced in China.  Full information about our products is contained in the “Business Description” section of this Prospectus.

We have no intention to merge with another company or to be acquired by another company, or to act as a blank check company, as that term is defined in Rule 419 (a)(2) of Regulation C under the Rules of the Securities Act of 1933.

The Offering

Common stock offered by the Company	2,500,000 shares

Common stock to be issued and outstanding after this offering	10,300,000 shares We have no other securities issued.

The offering under this Prospectus is for 2,500,000 shares of the Company’s common stock at an offering price of $0.20 per share. This offering is made directly to investors by the Company on a best efforts basis. The Company is not using an underwriter for this offering. There is no minimum offering. The maximum offering under this prospectus is for 2,500,000 shares.  If we are unable to sell the offering of 2,500,000 shares and raise the money, we may not be able to implement our business plan and the investors may lose their entire investment.

Our officer and director owns 7,300,000 shares of restricted common stock and none of his shares are being offered under this Prospectus.

There is currently no market for the Company stock.

Capitalization

The summary financial information set forth below is derived from more detailed financial statements appearing elsewhere in this Prospectus. We have prepared our financial statements contained in this Prospectus in accordance with the generally accepted accounting principles in the United States.  All information should be considered in conjunction with our audited financial statements including notes thereto contained elsewhere in this Prospectus. Also, included below is a pro-forma capitalization assuming  100%, 75%, 50%, 25% or 10 % of the total offering amount is raised and the remaining estimated un-incurred offering expenses of $5,141 is expensed. To October 31, 2010, we incurred and paid cumulative offering expenses of $14,859 and the un-incurred balance of $5,141 will be paid from the proceeds of the offering.

The following table sets forth our capitalization as of October 31, 2010, on an actual basis and on an as adjusted basis giving effect to:

1.

On an adjusted basis to give effect to the receipt of 100% of the estimated gross proceeds of $500,000 from the sale of 2,500,000 shares of our common stock at an offering price of $0.20 per share.  To October 31, 2010, we paid cumulative offering expenses of $14,859 and the un-incurred balance of $5,141 will be paid from the proceeds of the offering.

2.

On an adjusted basis to give effect to the receipt of 75% of the estimated gross proceeds of $375,000 from the sale of 1,875,000 shares of our common stock at an offering price of $0.20 per share.  To October 31, 2010, we paid cumulative offering expenses of $14,859 and the un-incurred balance of $5,141 will be from the proceeds of the offering.

3.

On an adjusted basis to give effect to the receipt of 50% of the estimated gross proceeds of $250,000 from the sale of 1,250,000 shares of our common stock at an offering price of $0.20 per share.  To October 31, 2010, we paid cumulative offering expenses of $14,859 and the un-incurred balance of $5,141 will be paid from the proceeds of the offering.

4.

On an adjusted basis to give effect to the receipt of 25% of the estimated gross proceeds of $125,000 from the sale of 625,000 shares of our common stock at an offering price of $0.20 per share.  To October 31, 2010, we paid cumulative offering expenses of $14,859 and the un-incurred balance of $5,141will be paid from the proceeds of the offering.

5.

On an adjusted basis to give effect to the receipt of 10% of the estimated gross proceeds of $50,000 from the sale of 250,000 shares of our common stock at an offering price of $0.20 per share.  To October 31, 2010, we paid cumulative offering expenses of $14,859  and the un-incurred balance of $5,141 will be paid from  the proceeds of the offering.

You should read this table in conjunction with the information contained in the sections entitled “Use of Proceeds”, “Managements’ Discussion and Analysis or Plan of Operation” and our audited financial statements and related notes appearing elsewhere in this Prospectus.

	As of October 31, 2010
	Actual	As adjusted if 2,500,000 (100%) share offering is sold for gross proceeds of $500,000	As adjusted if 1,875,000 (75%) share offering is sold for gross proceeds of $375,000	As adjusted if 1,250,000 (50%) share offering is sold for gross proceeds of $250,000	As adjusted if 625,000 (25%) share offering is sold for gross proceeds of $125,000	As adjusted if 250,000 (10%) share offering is sold for gross proceeds of $50,000
Common stock, 75,000,000 shares authorized $0.001 par value. Common shares issued and outstanding	7,800,000	10,300,000	9,675,000	9,050,000	8,425,000	8,050,000
Issued and outstanding common shares par value	$7,800	10,300	9,675	9,050	8,425	8,050
Paid in Capital	$13,500	511,000	386,625	262,250	137,875	63,250
Accumulated Deficits	$(24,253)	(29,394)	(29,394)	(29,394)	(29,394)	(29,394)
Total Stockholders’ Equity	$(2,953)	491,906	366,906	241,906	116,906	41,906
Total Capitalization	$2,953	491,906	366,906	241,906	116,906	41,906

Cautionary Note Regarding Forward-Looking Statements

This Prospectus contains “forward-looking statements” that involve risk and uncertainties.  Berkeley Coffee & Tea, Inc. uses forward-looking statements that you can identify by words or terminology such as "may", "should", "could", "predict", "potential", "continue", "expect", "anticipate", "future", "intend", "plan", "believe", "estimate" and similar expressions (or the negative of these expressions).  This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.  All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operations,” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements.  Actual results, levels of activity, performance, achievements and events are most likely to vary materially from those implied by the forward-looking statements.  All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements.  Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this Prospectus.  Readers should carefully review this prospectus in its entirety, including but not limited to our financial statements and the notes thereto.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Risk Factors

An investment in our common stock involves a high degree of risk.  The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in the Company. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.  These risk factors, individually or occurring together, would have a substantially negative effect on the Company’s business and would likely cause it to fail.  Should any one or more of these risks actually materialize; the results of our operations and our financial condition would likely suffer.  In that event, the market price of our common stock could decline, and you could lose part or all of your investment.  We have incurred losses from inception and may never generate profits.

Risks Related to Our Business

We may not be able to continue with our operations due to our poor financial position and failure to obtain funding from the offering

Our ability to continue with our business plan is subject to us obtaining the necessary funding from the offering of 2,500,000 shares of the Company’s common stock at an offering price of $0.20 per share under this registration statement and our ability to generate revenue.  Our independent auditor, Child, Van Wagoner & Bradshaw, PLLC, independent Certified Public Accountants, stated in their report that our financial statements for the years ended April 30, 2010 and 2009 were prepared assuming that we could continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of zero revenue and accumulated losses of $24,253 incurred since inception to October 31, 2010.  There are no assurances that we will be successful in selling to investors 2,500,000 shares of our common stock at a price of $0.20 per share and/or generate any revenue.  Accordingly, our potential as a going concern could be affected and our ability to continue with our business plan would be harmed.  As a result, the investors could lose their entire investment.

Competition and our limited operating history may adversely impact our ability to implement our business plan

In conducting our initial development activities, we are aware there are other companies conducting similar activities, and the demand for coffee is affected by consumer taste and preferences.  As a development stage company with little operating capital in a rapidly evolving and highly competitive coffee industry we will encounter financial difficulties.  The coffee market is highly fragmented and coffee brands are being established across multiple distribution markets.  Several competitors are aggressive in obtaining distribution to roaster retailers, commercial roasters, gourmet roasters and retailers and coffee brokers.  We will only begin to penetrate those markets which give other competitors advantages over us based on their earlier entry into these distribution markets.  Competition in the coffee market is intense as relatively low barriers to entry encourage new competitors to enter the coffee market.  The new market entrants may have substantially greater financial, marketing and operating resources than us, which may adversely affect our ability to implement our business plan.  We may have to curtail or cease our business and our investors may lose their entire investment.

Diseases and adverse weather conditions may negatively impact our supply and the cost of coffee

A significant portion of our anticipated revenue will be realized during China’s coffee harvest season, which is from October to March.  Any coffee tree and/or coffee bean diseases and/or severe adverse weather conditions such as a prolonged period of drought and rain, would have an adverse effect upon the production and supply of quality coffee at a reasonable price, which, in turn would directly impact our ability to market and sell coffee in the United States.  Decreased availability of quality coffee would have an adverse effect on our purchasing costs, revenue and profitability and would jeopardize our ability to grow our business.  As a result, our business would be impaired and we may have to curtail or cease our operations.

Social and political instability in China may negatively impact our purchase costs and supply of coffee

We plan to purchase coffee from China.  Therefore, any economic, political and social unrest and/or instability in coffee growing regions of China may adversely impact our business operations.  It could result in a decrease in the availability of quality coffee needed for our continued operation and growth of our business.  It could also lead to an increase in our purchasing costs and increased operating costs.  This may impair our business and we may have to cease or curtail our operations and investors could lose their entire investment.

Our ability to market coffee may be affected by the fluctuations in the price of coffee

Coffee trades on the commodities market.  The supply and price of coffee is affected by multiple factors in the various producing countries, including: weather, political, and economic conditions.  We plan to sell our coffee on a negotiated basis based upon the supply and demand at the time of purchase/sale.  The benchmark (beginning) price will be directly tied to the then current prevailing price of New York “C” futures coffee contracts trading on the New York Coffee, Sugar & Cocoa Exchange.  If the cost of coffee increases, we may not be able to pass along those costs to our customers because of the competitive nature of the coffee industry.  If we are unable to pass along increased coffee costs, our margins will decrease and profitability will suffer accordingly.  As a result, our business will be adversely affected and we may have to curtail or cease our operations.

Our business may fail because our employee has limited experience in the coffee industry

Our Chief Executive lacks coffee sales experience and may have difficulty selling the Chinese grown coffee to potential customers in the United States.  Our ability to implement the sales and marketing strategies are partially dependent on our Chief Executive’s ability to increase awareness and recognition of Chinese grown coffee in the United States.  We may fail to implement our sales and marketing strategies or we may use our resources on sales and marketing strategies that ultimately prove to be unsuccessful.  Consequently, our revenue and operating results may be adversely affected and we may need to curtail or cease our operations.

We have a single product and if demand for coffee decreases our business may fail

Our business strategy is centered on a single product; coffee produced in China.  If the demand for coffee decreases, our business could suffer.  If we fail to continue developing and maintaining the quality of the coffee we sell or allow the quality to diminish, our operations, revenue and profitability could be adversely affected.  Therefore, we may have to curtail or cease our operation and investors could lose their entire investment.

If we fail to raise at least $50,000 (10%) from the offering, our business may fail due to restricted implementation of our business plan

If we fail to raise at least $50,000 from this offering, we may be unable to implement our business plan and we may be forced to restrict our operations and to find alternate sources of financing.  If we are forced to find alternate sources of financing and are unsuccessful in securing such financing on acceptable terms, we may not be able to operate our business.

Absence of managements’ full time participation may negatively affect our operations

Our management is engaged in other activities, including being a Chief Executive Officer of DTS8 Coffee (Shanghai) Co. Ltd., a coffee roaster and wholesaler based in Shanghai, China, that could divert his time away from our business operations and could conflict with our business interests, harming our ability to market and sell coffee.  If our officer and director is unable to devote sufficient time to our business operations, our ability to operate at a profit could be harmed. Our officer and director may have difficulty in allocating time, services and functions between the other business ventures in which he may be or become involved.  Specifically, Sean Tan has been our President, Chief Executive Officer and Treasurer and our sole director since our inception.  Sean Tan is a self-employed businessman and does not dedicate his entire business hours to our operations.  We believe that obtaining $500,000 (100%) funding from the offering under this Prospectus, will allow Sean Tan to increase the time he dedicates to our business.  However, the potential for conflicts of interest will still exist between the Company and Sean Tan for future business opportunities.  As such, our business may be impaired and we may have to curtail and cease our operation and the investors may lose their entire investment.

Potential competition or conflict between Company and DTS8 Coffee (Shanghai) Co., Ltd. may result in the loss of potential business opportunities

Sean Tan is the Chief Executive Officer of DTS8 Coffee (Shanghai) Co. Ltd., which roasts and sells roasted coffee.  While DTS8 Coffee (Shanghai) Co. Ltd. is not in the business of selling raw green coffee beans, as is the business of the Company, there may be potential for conflicts or competition for the purchase of raw green coffee beans.  If a conflict of interest or competition for the purchase of the raw green coffee beans arises and is not resolved in favor of the Company, the Company may lose potential business. Failure to establish alternative suppliers for sources of raw green coffee beans could result in a failure to implement the Company’s business plan.  Accordingly, the Company’s business may be impaired and failure to locate alternative suppliers may reduce our revenue and force us to cease our business operations.

Risks related to owning The Company’s Common Stock

Majority of our common stock is owned by management, which may reduce your ability to influence our activities

Prior to this offering, our officer and director owned approximately 94% of our outstanding shares of common stock, and after the offering of 2,500,000 shares of the common stock, assuming all shares are sold, our officer and director will own approximately 71%, allowing him to control matters requiring approval of our shareholders.  Such concentrated control of the Company may adversely affect the price of our common stock, because it may be more difficult for the Company to attract investors.  Investors will know that matters requiring stockholders’ consent will likely be decided by our officer and director.  Our officer and director can control matters requiring approval by our stockholders’, including the election of directors.  Moreover, if our officer and director elects to sell a substantial number of his shares, investors will likely lose confidence in our ability to earn revenue and will see such a sale as a sign that our business is failing.  Each of these factors, independently or collectively, will likely harm the market price of our stock.

Because we will close the offering even if we do not raise enough money to implement our business plan you may lose your investment

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money.  Any money we receive will be immediately available for use by us.  We may not raise enough money to implement our business plan.  No money will be refunded to investors under any circumstances.  As a result, investors may lose their entire investment.

You may not be able to resell your shares because there is no public trading market for our common stock

There is no public trading market and an active public market may not develop for our common stock.  Consequently, there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  You may not be able to find purchasers for your shares of our common stock.  If you cannot resell your shares then you may not be able to recoup your investment.

We cannot guarantee that an active trading market will develop for our common stock

There is no public market for our common stock. There can be no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained.  Therefore, purchasers of our common stock should have long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities.  There has not been a market for our common stock.  We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Company is a Penny Stock

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share.  The Company will be considered a penny stock under said Act.  A purchase of a penny stock is an extremely high risk stock purchase that could result in the entire loss of an individual’s investment.  Since the Company stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement detailing the inherent risks in investing in a penny stock to a customer prior to recommending the sale of its stock.  This could severely limit the ability to create a market for shares of the Company’s stock and make it difficult for an investor to liquidate his or her shares.

There is no guarantee that a Broker/Dealer will file a 15c2-11 on behalf of the Company.  There is no assurance that our common stock will be cleared to trade on the over-the-counter Bulletin Board

We plan on having a market maker file a Form 15c2-11 with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC-Bulletin Board. To date, this has not been done and the FINRA has not cleared our common stock to be quoted on the OTC-Bulletin Board and there is no assurance that our common stock will ever be quoted on the OTC-Bulletin Board.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission’s regulations concerning the transfer of penny stock.  If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser’s written consent to the transaction; and, provide certain written disclosures to the purchaser.  These rules may affect the ability of broker-dealers to make a market in, or trade the Company shares.  In turn, this may make it very difficult for investors to resell those shares in the public market

Use of Proceeds

We intend to raise $500,000 from the sale of 2,500,000 shares of common stock at $0.20 per share.  This offering has a maximum amount of $500,000 and no minimum.  We do not intend to return any stock sales proceeds to investors if the maximum amount is not raised.

The offering expenses associated with this offering are estimated to be $20,000.  To October 31, 2010, we incurred and paid cumulative offering expenses of $14,859 and the un-incurred balance of $5,141 will be paid from the proceeds of the offering.  The following table indicates how the Company will use the proceeds of this offering, assuming 100%, 75%, 50%, 25% and 10% of the offering is sold. We assume that the balance of the budgeted offering expenses of approximately $5,141 will be paid from the proceeds. The cumulative offering expenses of $14,859 incurred and paid to October 31, 2010 was added to the working capital.  Items are listed in order of priority.  The gross aggregate proceeds, assuming 100% of the offering is sold, will be $500,000.

	Priority Order	10%	25%	50%	75%	100%
Gross Proceeds		$50,000	$125,000	$250,000	$375,000	$500,000
Estimated unpaid Offering Expenses		$ 5,141	$ 5,141	$ 5,141	$ 5,141	$ 5,141
Total Net Proceeds		$44,859	$119,859	$244,859	$369,859	$494,859
Uses of Net Proceeds
Coffee	1	15,000	52,500	115,000	177,500	240,000
General and Administration	2	3,000	10,500	23,000	35,500	48,000
Marketing	3	3,000	10,500	23,000	35,500	48,000
Financial	4	3,000	10,500	23,000	35,500	48,000
Working Capital	5	20,859	35,859	60,859	85,859	110,859
Total Uses of Net Proceeds		$44,859	$119,859	$244,859	$369,859	$494,859

The expenditure items are defined as follows:

Coffee:  All costs associated with the purchase of bagged raw coffee beans, casual workers wages, freight and cargo insurance.

General and Administration:  All general and administration expenses, including office rent, office supplies, office insurance, telephone, utilities, postage, courier, travel and accommodation, license fees, automobile expenses, equipment leases and other miscellaneous expenses.

Marketing:  All expenses including sales commission, printing, advertising, promotional expenses, membership fees and web site administration.

Financial:  Expenses consist of audit fees, accounting fees, legal fees, treasury function expenses, regulatory and transfer agent fees, investor relations and bank charges.

Working Capital:  Excess cash on hand to be invested primarily in treasury bills but available to pay for expenses not defined in other expenditure items, including anticipated payment in future of salaries and benefits to our officers, directors and employees.  As of the date of this Prospectus, we do not have any agreements or arrangements in place with our officer, director for any payment of salaries and benefits.  Discussion regarding annual compensation for our officers, directors and employees is contained under the section “Executive Compensation” of this Prospectus.

There is no assurance that the Company will raise the full $500,000 under the offering as anticipated.  The following is the breakdown of how the Company will use the proceeds if only 10 percent, 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

If only 10% of the offering is sold, the Company will be forced to implement its business plan and operations on a severely restricted basis and we will be forced to find alternate sources of financing which cannot be assured.

A lack of sufficient funds may cause us to cease our operations.  If we raise only $50,000, we will be required to implement our business plan on a severely restricted basis.  This would allow us to purchase and sell the coffee, but would limit our ability to purchase a significant amount or larger volumes of coffee.  Lack of sufficient quantity of coffee in our inventory will adversely affect and limit our business operations.  We may not be able to fill potential customers orders, which may cause us to lose potential sales, affect our profit margins and it may cause our business to fail. We have budgeted, the total net proceeds of $15,000 to be applied towards coffee, $3,000 for general and administration expenses, $3,000 for marketing, $3,000 for financial expenses, and to retain as working capital $20,859.  We will not be able to hire an employee, lease an office in Reno, Nevada, and our ability to market and sell the coffee would be severely restricted.  We will also minimize our general and administration, financial and marketing expenses.  Any revenue we earn will be infused back into the Company and used for working capital.

If only 25% of the offering is sold, the Company will be able to further its business plan and operations on a limited and restricted basis but without the ability to purchase significant amounts of coffee beans to sell.  Therefore, lack of sufficient supplies may cause the business to fail.  If we raise only $125,000, we will be required to implement our business plan on a limited and restricted basis.  This would allow us to purchase and sell the coffee, but would limit our ability to purchase a significant amount or larger volumes of coffee.  Lack of sufficient coffee inventory would cause us to lose potential sales, affect our profit margins and may cause our business to fail.  We have budgeted, the total net proceeds of $52,500 to be applied towards coffee, $10,500 for  general and administration expenses, $10,500 for marketing, $10,500 for financial expenses, and to retain as working capital $35,859.  We will be able to hire one part time employee and to begin marketing our coffee on a severely limited basis. We will also minimize our general and administration, financial and marketing expenses.  Any revenue we earn will be infused back into the Company and used for working capital.

If only 50% of the offering is sold, the Company will be able to further its business plan and operations on a restricted basis.  However, without the ability to aggressively pursue the Company’s business plan and operations, it is likely that it would take much longer to build a profitable business.  If we raise only $250,000, we will be required to implement our business plan on a restricted basis.   This would allow us to purchase and sell the coffee, and would improve our ability to purchase larger volumes of coffee.  Lack of sufficient coffee inventory will affect our profit margins and affect our ability to retain customers.  We have budgeted the total net proceeds of $115,000 for  coffee, $23,000 for general and administration expenses, $23,000 for marketing, $23,000 for financial expenses, and to retain as working capital $60,859.  We will be able to rent a small serviced office space and hire one full time employee, build our website and to begin marketing our coffee on a limited basis. We will also minimize our general and administration, financial and marketing expenses.  Any revenue we earn will be infused back into the Company and used for working capital.

 If only 75% of the offering is sold, there will be sufficient funds available to pay a significant portion of all budgeted expenditures and implement the business plan and operations.  If we raise only $375,000, we will be able to implement our business plan where it would allow us to purchase and sell the coffee.  It would improve our ability to purchase a significant amount or larger volumes of coffee.  It would improve our ability to pursue the Company’s business plan and operations.  However, our profit margins would be affected and it is likely that it would take much longer to build a profitable business.  We have budgeted the total net proceeds of $177,500 to be applied towards coffee, $35,500 for general and administration expenses, $35,500 for marketing, $35,500 for financial expenses, and to retain as working capital $85,859.  We will be able to rent a small serviced office space, hire one full time employee, build our website, print promotional material and travel to trade shows to begin marketing our coffee on a slightly limited basis.  We will minimize our general and administration, financial and marketing expenses.  Any revenue we earn will be infused back into the Company and used for working capital.

The Company does not intend to return stock sales proceeds to investors under any circumstances.  The money raised from the sale of the 2,500,000 shares being offered by the Company will be used for purposes implementing our “Plan of Operation”, as detailed in this Prospectus.

If we raise an amount less than 10% of the full offering, we will be forced to severely scale back the implementation of our business plan and operations.  The extent of such restrictions cannot be known at this time, but we anticipate the restrictions to force us to: cut back our marketing activities and reduce administration costs; we would likely not be able to advertise and promote if we do not purchase sufficient coffee supplies to sell.  We will be forced to obtain additional and different sources of financing in order to continue to implement our business plan and to continue our operations.  We cannot be assured of securing needed financing on acceptable terms.

Determination of Offering Price

There is no established market for our common stock.  Our offering price for shares sold pursuant to this offering is set at $0.20.  The existing shareholders paid an average of $0.003 per share.  The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for the Company’s common stock) and the high level of risk considering the lack of operating history of the Company.

Dilution

The Company is offering 2,500,000 shares of its common stock for $0.20 per share through this offering.  Over the past five years, our sole officer and director and an investor have purchased shares of the Company’s common stock for $0.001 and $0.01 per share.  Sean Tan, our sole officer and director, purchased 2,100,000 shares of our common stock on March 29, 2009, at a price of $0.001 per share for payment of $2,100 for the Company’s incorporation and legal expenses.  On February 1, 2010, Mr. Tan purchased 4,200,000 shares of our common stock at a price of $0.001 per share for a cash payment of $4,200 and on March 25, 2010, Mr. Tan purchased 1,000,000 shares of our common stock at a price of $0.01 per share for cash payment of $10,000.  As of October 31, 2010, Mr. Tan has received a total of 7,300,000 shares of our common stock for total cash payments of $14,200 and payments made on behalf of the Company for incorporation and legal fees totaling $2,100.  On March 25, 2010, Li Hui Juan, an independent investor, was issued 500,000 shares of our common stock at a price of $0.001 per share in exchange for $5,000 travel expenses paid on behalf of the Company. On October 31, 2010, Sean Tan and Li Hui Juan collectively own 7,800,000 shares of restricted common stock which cost approximately $0.003 per share for a total consideration of $21,300.  None of the 7,800,000 shares are offered or registered under this Prospectus.

If 100% of the Shares are Sold

At October 31, 2010, based on 7,800,000 shares issued and outstanding, the net tangible book value per share is $(0.0004).  Net tangible book value per share is determined by dividing our tangible net worth (tangible assets less total liabilities) by the total number of outstanding shares of common stock.  If the entire offering of 2,500,000 shares is sold and based on the offering price of $0.20 per share, assuming the receipt of the estimated net proceeds of $494,859, after deducting the remaining estimated offering expenses of $5,141, our net tangible book value would be approximately $0.0478 per share.  This represents an immediate and substantial increase in the net tangible book value of $0.0481per share to existing stockholders and an immediate dilution of $0.1522 per share to new investors purchasing common stock in this offering, resulting from the difference between the offering price and the net tangible book value after this offering.  Alternatively, the net tangible book value of all the shares owned by the existing shareholders of the Company will increase by $0.0481 to $0.0478 without any additional investment on their part.  After completion of this offering, if 2,500,000 shares are sold, you will own approximately 24.27% of the total number of shares then outstanding, for which you would have made an investment of $0.20 per share or $500,000.  Our existing shareholders will own approximately 75.73% of the total number of shares then outstanding.  Sean Tan and Li Hui Juan, whose shares cost approximately $ 0.003 per share will see an increase in tangible book value of their shares to $0.0478 per share.

If 75% of the Shares are Sold

At October 31, 2010, based on 7,800,000 shares issued and outstanding, the net tangible book value per share is $(0.0004).  If the 75% of  the offering, or 1,875,000 shares are sold and based on the offering price of $0.20 per share, assuming the receipt of the estimated net proceeds of $369,859, after deducting the remaining  estimated offering expenses of $5,141, our net tangible book value would be approximately $0.0379 per share.  This represents an immediate and substantial increase in the net tangible book value of $0.0383 per share to existing stockholders and an immediate dilution of $0.1621 per share to new investors purchasing common stock in this offering, resulting from the difference between the offering price and the net tangible book value after this offering.  Alternatively, the net tangible book value of all the shares owned by the existing shareholders of the Company will increase by $0.0383 to $0.0379 without any additional investment on their part.  After completion of this offering, if 1,875,000 shares are sold, you will own approximately 19.38% of the total number of shares then outstanding for which you would have made an investment of $0.20 per share or $375,000.  Our existing shareholders will own approximately 80.62% of the total number of shares then outstanding.  Sean Tan and Li Hui Juan whose shares cost approximately $ 0.003 per share, will see an increase in tangible book value of their shares to $0.0379 per share.

If 50% of the Shares are Sold

At October 31, 2010, based on 7,800,000 shares issued and outstanding, the net tangible book value per share is $(0.0004).  If the 50%  of  the offering or 1,250,000 shares are sold and based on the offering price of $0.20 per share, assuming the receipt of the estimated net proceeds of $244,859, after deducting the estimated remaining offering expenses of $5,141, our net tangible book value would be approximately $0.0267per share. This represents an immediate and substantial increase in the net tangible book value of $0.0271 per share to existing stockholders and an immediate dilution of $0.1733 per share to new investors purchasing common stock in this offering, resulting from the difference between the offering price and the net tangible book value after this offering. Alternatively, the net tangible book value of all the shares owned by the existing shareholders of the Company will increase by $0.0271 to $0.0267 without any additional investment on their part. After completion of this offering, if 1,250,000 shares are sold, you will own approximately 13.81% of the total number of shares then outstanding for which you would have made an investment of $0.20 per share or $250,000. Our existing shareholders will own approximately 86.19% of the total number of shares then outstanding. Sean Tan and Li Hui Juan whose shares cost approximately $ 0.003 per share will see an increase in tangible book value of their shares to $0.0267 per share.

If 25% of the Shares are Sold

At October 31, 2010, based on 7,800,000 shares issued and outstanding, the net tangible book value per share is $(0.0004).  If the 25% of  the offering or 625,000 shares are sold and based on the offering price of $0.20 per share, assuming the receipt of the estimated net proceeds of $119,859, after deducting the remaining estimated offering expenses of $5,141, our net tangible book value would be approximately $0.0139 per share.  This represents an immediate and substantial increase in the net tangible book value of $0.0143 per share to existing stockholders and an immediate dilution of $0.1861 per share to new investors purchasing common stock in this offering price and the net tangible book value after this offering. Alternatively, the net tangible book value of all the shares owned by the existing shareholders of the Company will increase by $0.0143to $0.0139 without any additional investment on their part.  After completion of this offering, if 625,000 shares are sold, you will own approximately 7.42% of the total number of shares then outstanding for which you would have made an investment of $0.20 per share or $125,000.  Our existing shareholders will own approximately 92.58% of the total number of shares then outstanding.  Sean Tan and Li Hui Juan whose shares cost approximately $ 0.003 per share will see an increase in tangible book value of their shares to $0.0139 per share.

If 10% of the Shares are Sold

At October 31, 2010, based on 7,800,000 shares issued and outstanding, the net tangible book value per share is $(0.0004). If the 10% of the offering or 250,000 shares are sold and based on the offering price of $0.20 per share, assuming the receipt of the estimated net proceeds of $44,859, after deducting the remaining  estimated offering expenses of $5,141, our net tangible book value would be approximately $0.0052 per share.  This represents an immediate increase in the net tangible book value of $0.0056 per share to existing stockholders and an immediate dilution of $0.1948 per share to new investors purchasing common stock in this offering, resulting from the difference between the offering price and the net tangible book value after this offering.  Alternatively, the net tangible book value of all the shares owned by the existing shareholders of the Company will increase by $0.0056 to $0.0052 without any additional investment on their part.  After completion of this offering, if 250,000 shares are sold, you will own approximately 3.11% of the total number of shares then outstanding for which you would have made an investment of $0.20 per share or $50,000. Our existing shareholders will own approximately 96.89% of the total number of shares then outstanding.  Sean Tan and Li Hui Juan, whose shares cost approximately $ 0.003 per share will see an increase in tangible book value of their shares to $0.0052 per share.

The following table illustrates the per share dilution to new investors purchasing common stock if 100%, 75%, 50%, 25%  or 10% of the offering is sold:

	100%	75%	50%	25%	10%
Net tangible book value per share prior to stock sale	$(0.0004)	(0.0004)	(0.0004)	(0.0004)	(0.0004)
Net tangible book value per share after stock sale	$0.0478	0.0379	0.0267	0.0139	0.0052
Increase in net book value per share due to stock sale	$0.0481	0.0383	0.0271	0.0143	0.0056
Dilution from the public offering price	$0.1522	0.1621	0.1733	0.1861	0.1948

Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.  All the shares will be sold to business associates of our current sole director and officer of the Company.  Our officer and director, Sean Tan, intends to rely on Rule 3a4-1 of the Securities Exchange Act of 1934, which exempts certain associated persons of the Company from the definition of a broker, if such associated person will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as officers and directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.  However, if they do participate in more than one offering every twelve (12) months, they have agreed to restrict their participation to preparing written communications not involving oral solicitations and provide responses to inquiries by potential purchasers that are limited to information contained in this registration statement.  Sean Tan is not subject to statutory disqualification under section 3(a)(39) of the Securities Exchange Act of 1934.  The officer and director, existing stockholders and affiliates of the Company will not purchase shares under this offering.

The offering is made directly to investors by the Company.  The Company is offering 2,500,000 shares of the common stock at an offering price of $0.20 per share on a best efforts basis.  The Company is not using an underwriter for this offering.  To purchase the shares offered, a potential investor has to complete a share purchase subscription form accompanying this Prospectus for the number of shares subscribed, and deliver the executed form with a bank check, money order or bank wire to the order of the Company, representing the payment for agreed share subscription to our registered office located at Suite 214, 1662 Highway 395 N, Minden, Nevada 89423. Our telephone number is 011-8615021337898 and electronic mail address is sean@dts8coffee.com.  If a person makes an inquiry involving the potential purchase of shares, that potential purchaser will receive a prospectus, and any additional information will only include information contained in a registration statement.

The Company plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until it sells all of the shares registered, and/or for a maximum period of 90 days from the effective date of this registration statement and may be extended for an additional maximum period of 90 days at the Company’s discretion, whichever occurs first.  The offering will not remain open for any time exceeding 180 days from the effective date of this registration statement.

The Company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

Description of Securities

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and By-Laws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and By-Laws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001.  The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences.  In addition, the Shares are not convertible into any other security.  There are no restrictions on dividends under any loan, other financing arrangements or otherwise.  As of the date of this Prospectus, the Company had 7,800,000 shares of common stock outstanding.

Non-Cumulative Voting

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose.  In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Common Stock

The common stock holders have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of common stock upon the liquidation, dissolution or winding up of the affairs of the Company.  Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof.

As a consequence of their ownership of common stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no preferred shares authorized or issued.

Employee Stock Option Plan

As of the date of this Prospectus, the Company does not have an Employee Stock Option Plan.

Transfer Agent

As of the date of this Prospectus, the Company does not have a Transfer Agent.

Interest of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Berkeley Coffee & Tea, Inc.’s common stock.

Legal – Mr. James B. Parsons, Parsons/Burnett/Bjordahl LLC, 10900 N.E. 4th Street, Suite 1850, Bellevue, WA  98004, Tel (425) 451-8036, Fax (425) 451-8568.

The audited balance sheets of Berkeley Coffee & Tea, Inc. as of April 30, 2010 and 2009, and the statements of operations, changes in stockholders' equity, and cash flows for the periods then ended included in this Prospectus, have been included herein in reliance on the reports of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.  The report contains explanatory paragraphs describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 2 to those financial statements.

Auditor – Child, Van Wagoner & Bradshaw, PLLC, 5296 South Commerce Drive, # 300, Salt Lake City, Utah 84107, Tel (801) 281-4700, Fax (801) 281-4701.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Business Development

Berkeley Coffee & Tea, Inc. was incorporated on March 27, 2009, in the state of Nevada.  Our articles of incorporation authorized the issuance of 75,000,000 shares of common stock each at a par value of $0.001.  As of the date of this Prospectus, we have two (2) shareholders and 7,800,000 shares of our common stock are issued and outstanding.

We have never declared bankruptcy or been in receivership, and have never been involved in any legal action or proceedings whatsoever.  Since becoming incorporated, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  We have no intention to merge with another company or to be acquired by another company, or to act as a blank check company.  We have a specific business plan and purpose.  As such, we are not a blank check company as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933.

Since our incorporation on March 27, 2009, our startup and development activities have included discussions with potential customers in the United States.  We travelled twice for meetings/discussions with the coffee plantation owners and farmers/exporters in Simao, Jinghong, Xishuangbanna, Mangshi and Baoshan, in Yunnan Province, China.  We have evaluated and tested the current coffee crop produced in Yunnan Province. We have compiled information on potential suppliers’ farm locations, current production, types, varieties and quality of coffee.  As of the date of this Prospectus, we have not purchased and sold any coffee from China.

How to communicate with us

Our principal executive office is located at Building B, #439, Jinyuan Ba Lu, Jiangqiao Town, Jiading District, Shanghai, 201812, China, and our corporate registered office is located at Suite 214, 1662 Highway 395 N, Minden, Nevada 89423.  Our telephone number is 011-8615021337898 and electronic mail address is sean@dts8coffee.com.

Business of Berkeley Coffee & Tea, Inc.

The Company expects to generate revenue from the sale of coffee produced in China.  We plan to sell coffee grown in China directly to coffee wholesalers, coffee brokers and coffee roasters in the United States.  As of the date of this Prospectus, we do not have any customers; nor have we purchased, and sold any coffee beans in the United States.  We do not anticipate a disproportionately significant amount of revenue will be generated from any single customer.  Accordingly, we do not expect to depend on any single customer.

Coffee Bean Suppliers

The Company plans to depend on coffee farmers in China to supply coffee from growing areas in Simao, Jinghong, Xishuangbanna, Mangshi and Baoshan, in Yunnan Province, China.  These farmers grow Catimor variety Arabica coffee.

Generally, Arabica coffee beans are grown on two growing climates: (1) The subtropical regions, at high altitudes of 16°-24°.  Rainy and dry seasons are well defined, and altitude is between 1,800-3,600 feet; and (2) The equatorial regions at latitudes lower than 10° and altitudes of 3,600-6,300 feeti (http://www.ico.org/planting_e.asp?section=About_Coffee).

We believe that, based on the information obtained from our visits and meetings/discussions with the coffee plantation owners and farmers/exporters in Simao, Jinghong, Xishuangbanna, Mangshi and Baoshan, in Yunnan Province, China and in reference to the article in the Roast Magazine (http://roastmagazine.com/roasting101/origins_china/navigating.html); approximately 70% of the coffee comes from the Catimor plants, a sturdy hybrid variety designed to combat tree rust problems. In China, approximately 80% of coffee is grown in the southern inland province of Yunnan.  The growing areas cover the region from 21°10°-24°50° Northern latitude and from 99°09°-102°19° Eastern longitude and the Tropic of Cancer running across.  Coffee trees grow in volcanic soils in the highlands areas where the altitude is between 1,800 to 2,600 feet.  The average annual temperature of 15°C - 22°C, annual relative humidity of 76% -85%, with annual sunshine rate of 43% - 50% and annual rainfall: 1,100mm-2,780mm.  Based on our meetings/discussions with the coffee plantation owners and farmers/exporters, we noted that farms in Yunnan range from small (5 acres) to large (5,000 acres).  Some larger farms are privately owned and others are “state-run” farms.  Yunnan’s annual production of green bean coffee is approximately 38,000 tonnes (approximately 630,000 sixty-kilogram bags of coffee). (As per a press release dated November 12, 2010, issued by Starbucks Coffee Company titled “Starbucks and Chinese Government Announce Yunnan Coffee Industry Investment”)

We have developed informal relationships with coffee farmers/exporters that produce quality coffee in sufficient quantities to supply us the coffee.  We believe such relationships are mutually beneficial and may result in favorable coffee supplies, quality and costs.  We will not depend on any one farmer/exporter for the supply of all the coffee to the extent that a disruption in the supply from one farmer/exporter could not be remedied quickly and cost effectively. When we commence our operations, we plan to have formal agreements with the farmers/exporters to provide us with coffee.  As of the date of this Prospectus, we have not entered into any contracts or purchased any coffee from coffee farmers/exporters in Yunnan, China.

United States Coffee Market

Coffee is a traded commodity, and as such, has an established market in the United States.  According to the International Coffee Organization, (http://www.ico.org/new_historical.asp) “Green Bean Import by Members”, data from  the 2000 to 2009 coffee seasons, United States annual  imports of green bean coffee range from approximately twenty one million (21 million) to twenty four million (24 million) sixty-kilogram bags of coffee.

United States annually imports approximately 20%-25% of the world’s total annual coffee production.  As of the date of this Prospectus, we have not imported into the United States any coffee produced in Yunnan, China.

Potential Customers

The Company’s target market is the United States.  The potential customers in the United States include coffee roasters and coffee brokers.  Roasters operate roasting facilities and sell roasted coffee to third party retail coffee shops, grocery stores, hotels and restaurants, and through other food service distribution channels.  Coffee brokers purchase and sell the coffee beans to many smaller commercial and retail roasters.  As of the date of this Prospectus, we do not have any customers.

Pricing and Competition

We plan to sell Chinese grown coffee to potential customers; the coffee roasters and coffee brokers.  The roasters and brokers depend upon outside trading companies and exporters for their supply of coffee.  Roasters to maintain their coffee blends require a continuous supply of similar coffee in the future.  Accordingly, they routinely negotiate with the exporters or trading companies to purchase coffee tied to the specific New York “C” futures coffee contract market prices for future deliveries of coffee.  The New York “C” futures coffee contract trades on New York, Coffee Sugar & Cocoa Exchange.  Our plan is to sell our Chinese grown coffee, at a mutually negotiated price, to potential customers using the New York “C” futures coffee contract market prices as the “benchmark price”.  We will add a premium amount to the benchmark price for the coffee considered to be of a superior quality and deduct a discount amount from the benchmark price for coffee considered to be of an inferior quality.  The quality of the coffee is determined by testing the grades of coffee and by cup tasting for flavor.  As of the date of this Prospectus, we have not sold any coffee or entered into any contracts to sell to potential customers in the United States.

Distribution and Packaging

Our suppliers, (coffee farmers/exporters) grow, harvest, process, grade, pack in sixty-kilogram (60kg) jute bags and transport in 20 foot containers to shipping ports, bagged coffee ready for shipment.  After the customs formalities are completed, the bagged coffee will be exported directly to our potential customers.  Our Company’s name will appear on every sixty-kilogram (60kg) jute bag of coffee that is packed and shipped.  We will automatically pre-form shipping containers and attach invoice and shipping information to every bag or container designated for delivery.  All exports from China will be shipped at Free On Board (“FOB”) price shipping port.  As of the date of this Prospectus, we have not purchased any coffee nor shipped any coffee out of China.

Facilities

As of the date of this Prospectus, we do not own, rent or lease any property, real or otherwise.  We operate our business from the offices of Sean Tan, our sole director, officer and a stockholder of the Company.  These offices also serve as the offices of DTS8 Coffee (Shanghai) Co., Ltd., Mr. Tan’s office and Mr. Tan’s residence.  DTS8 (Coffee (Shanghai) C., Ltd. is in the business of selling roasted coffee to retailers and consumers.  The office is used on a month-to-month basis at no cost to the Company, except for incidental administrative expenses.  If the offering under this Prospectus is successful, we plan to locate the Company’s headquarters to a rented office in Reno, Nevada.  Within this office, we will have space devoted to general corporate, sales and customer services.  As of the date of this Prospectus, we do not have any facilities rented or leased in Reno, Nevada.

Customer Service

As of the date of this Prospectus, we own the website: www.berkeleycoffeetea.com, currently under construction.  We have not offered to sell and have not sold any coffee through our website at this stage.  If the Offering under this Prospectus is successful, we plan to develop the website in a manner that will offer customer support and allow customers to order coffee and check the delivery status on the website.  We plan to have information technology and marketing staff to oversee the website and provide customer support.

Employees

As of the date of this Prospectus, the Company does not have any employees.  Our sole director and officer’s time and efforts are being provided to the Company without compensation.

Government Regulations

As of the date of this Prospectus, to operate our business, we obtained an annual Nevada state business license, which expires on March 31, 2011.  We are unaware of any federal, state or local laws and regulations in the United States that would affect our coffee marketing and wholesale operations in Reno, Nevada, apart from meeting the business license requirements of the county.

We plan to register with the Food and Drug Administration (FDA) in compliance with the Public Health Security and Bioterrorism Preparedness and Response Act of 2002 (“Bioterrorism Act”).  Under the Bioterrorism Act, coffee beans are considered food items and require the registration of the food facilities and the importer providing advance notice of any shipments into the United States.

As an importer of coffee, we are unaware of any federal, state or local laws and regulations in China that would affect our business operations.

Research and Development Activities

As of the date of this Prospectus, the Company has not incurred any coffee related research and development expenses and does not plan to incur any research or development expenses in the future.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 with the Securities and Exchange Commission (“SEC”) and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

Description of Property

The Company does not own, lease or rent any property, real or otherwise.  We operate our business from the offices of Sean Tan, our sole director, officer and a stockholder of the Company.  These premises also serve as Mr. Tan’s residence, and the offices of DTS8 Coffee (Shanghai) Co. Ltd.  DTS8 Coffee (Shanghai) Co. Ltd. is in the business of selling roasted coffee to retailers and consumers.  The office is used on a month-to-month basis at no cost to the Company, except for incidental administrative expenses.  The Company does not have any investments or interests in any real estate.  The Company also does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Legal Proceedings

As of the date of this Prospectus, there is no litigation pending or threatened by or against the Company.  However, from time to time we may be subject to legal proceedings and claims in the ordinary course of business. Such claims, even if not meritorious, would result in the expenditure by us of significant syndicated financial and managerial resources.

Certain Relationships and Related Transactions

Sean Tan, our sole director and officer, may be considered a promoter pursuant to Rule 405 of the Securities Act of 1933.  Except as to the compensation to be paid to Sean Tan set forth herein, no persons who may be considered a promoter, presently or in the future, will receive or expect to receive assets, services or other consideration from us.  No assets will be or are expected to be acquired from any promoter on behalf of the company.  No person is expected to be paid any compensation that is directly related to the sale of securities under this offering.  However, the salaries or benefits to be paid to the officer and other employees may be indirectly dependent upon receiving the proceeds from the sale of the shares from the offering.  If the offering is unsuccessful, or if the Company is unsuccessful in achieving its desired level of sales, the Company may not have the ability to pay the salaries or benefits.  The Company has not entered into any arrangements or agreements for the payment of salaries or benefits to Sean Tan, our sole director and officer that requires disclosure to our stockholders.

The Company’s sole officer and director purchased 2,100,000 shares of our common stock on March 29, 2009, at a price of $0.001 per share for payment of $2,100 for the Company’s incorporation and legal expenses.  On February 1, 2010, Mr. Tan purchased 4,200,000 shares of our common stock at a price of $0.001 per share for a cash payment of $4,200 and on March 25, 2010, Mr. Tan purchased 1,000,000 shares of our common stock at a price of $0.10 per share for a cash payment of $10,000.  As of October 31, 2010, Mr. Tan has received a total of 7,300,000 shares of our common stock for total cash payments of $14,200 and payments made on behalf of the Company for incorporation and legal fees totaling $2,100.

On March 25, 2010, Li Hui Juan, an independent investor, was issued 500,000 shares of our common stock at a price of $0.001 per share in exchange for $5,000 travel expenses paid on behalf of the Company.  Li Hui Juan has direct beneficial ownership of the 500,000 common shares.  Li Hui Juan is unrelated to Sean Tan and is not considered a promoter.

Sean Tan is also the Chief Executive Officer of DTS8 Coffee (Shanghai) Co. Ltd., a Shanghai, China based coffee roaster and wholesaler.  At certain times, the Company and DTS8 Coffee (Shanghai) Co. Ltd. in the normal course of operations may enter into transactions which may be considered to be related party transactions.  These transactions, when incurred in the normal course of operations, will be measured at the exchange amount, which is the fair market value amount of consideration established and agreed to by the related parties. As of the date of this Prospectus, the Company and DTS8 Coffee (Shanghai) Co. Ltd. did not engage in any transactions that may be considered to be related party transactions.

Market for Common Equity and Related Stockholder Matters

Market for Stock

Currently there is no public trading market for the stock of the Company, and the Company has not applied to have its common stock listed.  The Company intends to apply to have its common stock quoted or listed on the OTC Bulletin Board.  No trading symbol has yet been assigned.  Generally, persons who purchase stock from a company cannot resell that stock unless it is registered or exempt from registration.  Rule 144 of the Securities Act of 1933 provides an exemption from registration for resale of restricted shares by persons who have acquired restricted securities of the issuer, provided, however, that such sales meet certain requirements.  Those requirements include, among others, that certain financial information be available to the public, a person wishing to sell not be an officer, director or owner of ten percent (10%) or more of the stock of an issuer, the person wishing to sell must wait for a period of time (usually up to one year) prior to the sale, and there is a limitation on the amount of stock any one person can sell so as not to disrupt the trading markets.  Based on these requirements, none of the issued and outstanding shares are currently eligible for sale under Rule 144 of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00

(other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which: (a) contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended; (c) contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price; (d) contains a toll-free number for inquiries on disciplinary actions; (d) Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and (e) contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer: (a) the bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

Holders

As of the date of this Prospectus, the Company had two (2) shareholders of record of its common stock.

Dividends

As of the date of this Prospectus, we have not paid any dividends to our shareholders.  There are no restrictions that would limit our ability to pay dividends on common equity or that are likely to do so in the future.

Managements’ Discussion and Analysis or Plan of Operation

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS.  THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE

SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

Review of operations for the period March 27, 2009 (date of inception) to October 31, 2010

Since inception, March 27, 2009, our operation has been restricted to development activities that has included travel to Yunnan Province, China, (the coffee growing area), meeting with coffee farmers/exporters, cup tasting and evaluation of the coffee produced, discussions with potential customers in United States, and preparation of this prospectus.  To date, we have not entered into any contracts or commitments to purchase or sell any coffee.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has incurred material recurring losses from operations. For the six  months ended October 31, 2010, the Company incurred a loss of $16,142.  As of October 31, 2010, the Company had accumulated deficits of $24,253, limited cash and unprofitable operations.  For the years ended April 30, 2010 and 2009, the Company sustained net losses of $6,011 and $2,100. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.  The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis.  Management's plans in this regard are to raise equity financing by offering 2,500,000 shares of common stock at $0.20 per share for gross proceeds of $500,000.  If the offering is successful, this will mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern.

Provided below is selected financial data about our Company for the period from May 1, 2010 to October 31, 2010 and for the year ended April 30, 2010.  Financial statements and notes thereto are included in this Prospectus under “Financial Statements”

Balance Sheet Data:

		October 31, 2010	April 30, 2010
Cash		$1,072	$4,161
Total assets		$1,072	$14,161
Total liabilities		$4,025	$972
Stockholders’ equity (deficit)	$	(2,953)	$13,189

Liquidity and Capital Resources

As of October 31, 2010, we had $1,072 cash in the bank and accounts payable of $4,025.  Since inception, March 27, 2009, we have not generated any revenue and incurred accumulated losses of $24,253 to October 31, 2010.  Our net loss for the six months ended October 31, 2010 was $16,142.  We financed our operations by issuing 7,800,000 shares of our common stock to our sole director and officer and an investor for a cash payment of $14,200 and $7,100 paid for expenses.  For the three months period to October 31, 2010, we did not generate any revenue and incurred a loss of $9,144. There were no expenses incurred for the three months period to October 31, 2009.  For the six months ended October 31, 2010, we did not generate any revenue and incurred a loss of $16,142. The general and administration expenses, for the six months ended October 31, 2010, incurred included professional fees of $16,069 and bank charges of $73.  There were no expenses incurred for the six months period ended October 31, 2009.  The accumulated general and administration expenses incurred since inception, March 27, 2009, to October 31, 2010 was $24,253 which included $5,000 for travel, professional fees of $19,141 and bank charges of $112.  We do not have any long-term debts or obligations.

The offering expenses associated with this offering are estimated to be $20,000.  Our budgeted offering expenses are attorneys’ fees of $13,500, auditor’s fees of $5,000, printing costs of $1,000, and miscellaneous expenses of $500.  To October 31, 2010, we paid cumulative offering expenses of $14,859 and the un-incurred balance of $5,141 will be paid from the proceeds of the offering.

If we do not raise any funding from the offering, we would not commence our “Plan of Operation” as discussed below and elsewhere in this Prospectus.  We would be forced to obtain additional funding from different sources of financing in order to continue to implement our business plan and to continue our operations.  We cannot be assured of securing needed financing on acceptable terms.  As of the date of this prospectus, we do not have any plans to raise any additional funding apart from the offering of 2,500,000 shares of our common stock at $0.20 per share.

Plan of Operation

If we are successful with the offering of 2,500,000 shares of common stock at $0.20 per share under this Prospectus, and gross proceeds of $500,000 are received, we will have sufficient funds to fully implement our business plan as discussed in the “Use of Proceeds” section and elsewhere in this Prospectus.  Specifically, our plan of operation for the next 12 months requires us to:

(a)

Purchase coffee from farmers/exporters in Yunnan, China.  The coffee season in China runs from October to March.  We plan to commence purchasing coffee approximately thirty (30) days after closing this offering, and to continue to do so through-out the coffee season.  Thereafter, we plan to continue purchasing the limited amounts of late and early season crops.  The late and early season coffee crops are usually available till next coffee season.  During the next twelve months, we plan to purchase and sell coffee to our potential customers in the United States.  Each container load will contain approximately three hundred (300) sixty-kilogram (60 kg) bags of green bean coffee or approximately 18,000 metric tonnes.  The sale price of the coffee will be mutually negotiated with the customers using the current New York “C” coffee contract market prices as the benchmark price.  We have budgeted approximately $240,000 out of the total gross proceeds of $500,000 to be applied towards the purchasing of coffee over a six month period.  Any revenue we earn will be infused back into the Company and used for working capital.  However, if we are unable to raise all the funding, we may have to limit our coffee purchasing activities, which may cause our business to fail.

(b)

Lease office facilities in Reno, Nevada and hire at least one employee as support staff.  Approximately thirty (30) days after closing this offering, we plan to lease about 500 square feet office space in Reno, Nevada, for general corporate, sales and customer service purposes and  hire one employee.  Our budget for office lease cost is in the range of $700 to $1,000 per month and general and administration costs, as described in the “Use of Proceeds” section of this Prospectus, to be in the range of $2,000 to $3,000 per month.  We anticipate incurring these lease and general and administration expenses on a monthly basis commencing approximately thirty (30) days after closing this offering.  We have budgeted approximately $48,000 out of the total gross proceeds of $500,000 to be applied towards general and administration expenses and for our corporate head office costs in Reno, Nevada.  However, if we are unable to raise all the funding, we may have to severely limit our activities which may cause our business to fail.

(c)

Commence to market and sell coffee.  Approximately thirty (30) days after closing this offering, we will commence delivering coffee samples to interested potential customers.  Supplying of coffee samples and visiting of potential customers will continue throughout the next 12 months.  The costs are expected to be in the range of $2,000 to $3,000 per month.  We anticipate incurring these marketing expenses on a monthly basis commencing approximately thirty (30) days after closing this offering.  We have budgeted approximately $48,000 out of the total gross proceeds of $500,000 to be applied towards the marketing expenses.  However, if we are unable to raise all the funding, we may have to severely limit our marketing and selling activities, which may cause our business to fail.

If we are unsuccessful in obtaining 100% ($500,000) of the funding under this offering, we will be unable to commence our business operations at a level as planned and discussed elsewhere in this Prospectus. As discussed in the “Use of Proceeds” section and elsewhere in this Prospectus, we have budgeted $240,000 of the total gross proceeds to be applied towards coffee, $48,000 to general and administration expenses, $48,000 towards marketing expenses, $48,000 for financial expenses, and we will retain as working capital $110,859.  However, if we are unable to raise all the funding, we may have to severely limit our activities, which will directly impact our ability to purchase significant amounts of coffee, hire an employee, lease an office in Reno, Nevada and restrict our ability to market and sell the coffee. As a result, it may cause our business to fail and investors could lose their entire investment.

Sean Tan, the sole officer, director and majority shareholder, is currently the Chief Executive Officer of DTS8 Coffee (Shanghai) Co. Ltd., a Shanghai, China, based coffee roaster and wholesaler.  Sean Tan anticipates relocating to Reno, Nevada, commencing January 2011, to manage and operate the Company business regardless of the amount of offering sold under this Prospectus.

If we are successful with only 75% of the offering and receive gross proceeds of $375,000 from the sale of 1,875,000 shares of common stock at $0.20 per share under this Prospectus, we will be able to implement our business plan where it would allow us to purchase and sell the coffee.  There will be sufficient funds available to pay a significant portion of all budgeted expenditures outlined under “Use of Proceeds” section of this Prospectus.  It would improve our ability to pursue the Company’s business plan and operations and improve our ability to purchase a significant amount or larger volumes of coffee.  However our profit margins would be affected and it is likely that it would take much longer to build a profitable business.  We have budgeted the total net proceeds of $177,500 to be applied towards coffee, $35,500 for general and administration expenses, $35,500 for marketing, $35,500 for financial expenses, and to retain as working capital $85,859.  We would allocate the funds towards coffee purchase, rent a small serviced office space, hire one full time employee, build our website, print promotional material and travel to trade shows to begin marketing our coffee on a slightly limited basis.  We will minimize our general and administrative, financial and marketing expenses.  Any revenue we earn will be infused back into the Company and used for working capital.  However, we may not be able to fully implement our business which may cause our business to fail and investors could lose their entire investment.

If we are successful with only 50% of the Offering and receive gross proceeds of $250,000 from the sale of 1,250,000 shares of common stock at $0.20 per share under this Prospectus, we will be able to further our business plan and operations on a restricted basis.  This will limit our ability to aggressively pursue the Company’s business plan and operations and it will take much longer to build a profitable business.  This would allow us to purchase and sell the coffee, and would improve our ability to purchase a larger volume of coffee.  However, lack of sufficient coffee inventory will affect our profit margins and affect our ability to retain customers.  We have budgeted the total net proceeds of $115,000 for coffee, $23,000 for general and administration expenses, $23,000 for marketing, $23,000 for financial expenses, and to retain as working capital $60,859.  We will be able to rent a small serviced office space and hire one full time employee, build our website and to begin marketing our coffee on a limited basis.  We will also minimize our general and administration, financial and marketing expenses.  Any revenue we earn will be infused back into the Company and used for working capital.  However, we may not be able to fully implement our business which may cause our business to fail and investors could lose their entire investment.

If we are successful with only 25% of the offering and receive gross proceeds of $125,000 from the sale of 625,000 shares of common stock at $0.20 per share under this Prospectus, and we will be able to further our business plan and operations on a limited and restricted basis but without ability to purchase significant amounts of coffee beans to sell, which may cause our business to fail.  This would allow us to purchase and sell the coffee, but would limit our ability to purchase a significant amount or larger volumes of coffee.  Lack of sufficient coffee inventory would cause us to lose potential sales, affect our profit margins and may cause our business to fail.  We have budgeted the total net proceeds of $52,500 to be applied towards coffee, $10,500 for  general and administrative expenses, $10,500 for marketing, $10,500 for financial expenses, and to retain as working capital $35,859.  We will be able to hire one part time employee and to begin marketing our coffee on a severely limited basis.  We will also minimize our general and administration, financial and marketing expenses.  Any revenue we earn will be infused back into the Company and used for working capital.  However, due to 25%

of the funding and lack of sufficient coffee beans in inventory, we may not be able to sell coffee and may have cease or curtail our business.

On a severely restricted basis, to implement our business plan, we will need to raise at least 10% ($50,000) from the offering.  This would allow us to purchase and sell the coffee, but would limit our ability to purchase a significant amount or larger volumes of coffee.  Lack of sufficient quantity of coffee in our inventory will adversely affect our business operations.  We may not be able to fill potential customers orders, which may cause us to lose potential sales, affect our profit margins and it may cause our business to fail.  As discussed, in the “Use of Proceeds” section and elsewhere in this prospectus, we have budgeted, the total net proceeds of $15,000 to be applied towards coffee, $3,000 towards general and administration expenses, $3,000 for marketing, $3,000 for financial expenses, and to retain as working capital $20,859.  We will not be able to hire an employee, lease an office in Reno, Nevada and our ability to market and sell the coffee would be restricted.  We will also minimize our general and administration, financial and marketing expenses.  We may use the office of our sole director and officer on a month- to-month basis for our head office purposes.  Any revenue we earn will be infused back into the Company and used for working capital.  However, we may not be able to generate any revenue, minimize our general and administration, financial and marketing expenses as actual expenses could be higher as a result of number of factors both foreseen and unforeseen which may cause us to curtail our business.

If we raise an amount less than 10% of the Offering, we will be forced to severely scale back the implementation of our business plan and operations.  The extent of such restrictions cannot be known at this time, but we anticipate the restrictions to force us to: cut off the marketing activities, not lease office space, and we may not be able to purchase any coffee.  We would be forced to obtain additional and different sources of financing in order to continue to implement our business plan and to continue our operations.  We cannot be assured of securing needed financing on acceptable terms.

As of the date of this Prospectus, we do not have any plans to raise any additional funding apart from the current offering of 2,500,000 shares of our common stock.

As of the date of this Prospectus, the Company did not incur any coffee related research and development expenses and does not plan to incur any research or development expenses in the future.

As of the date of this Prospectus, the Company did not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-29 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant

Critical Accounting Policies & Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex.  Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates.  Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition.  We have identified certain accounting policies that we believe are most important to the portrayal of our current financial condition and results of operations.  Our significant accounting policies are disclosed in Note 2 to the Financial Statements included in this Prospectus.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

As of the date of this Prospectus, the Company did not have any disagreements with its current independent registered public accounting firm.  During the Company's first fiscal year and up to the present time, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed.  The independent accountant for the Company is Child, Van Wagoner & Bradshaw, PLLC.  This firm was engaged on July 5, 2010.

Financial Disclosure

Our fiscal year end is April 30.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The unaudited financial statements for the six months ended October 31, 2010, and  audited financial statements for the year ended April 30, 2010 and 2009 and the period from the date of incorporation,( March 27, 2009) to April 30, 2010 are located in the section titled “Financial Statements”.

Directors and Executive Officers

Directors, Executive Officers, Promoters and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of the Company as of the date of this Prospectus, together with all positions and offices of the Company held by each, the term of office and the period during which each has served.  All directors of our company hold office for one year or until their successors are elected or appointed at the next annual meeting of the shareholders.  The officers of our company are appointed by our board of directors and hold office for a period of one year, or until their resignation or removal from office.  The names, ages and positions of our directors and executive officers as of the date of this Prospectus are as follows:

NAME	AGE	POSITION	APPOINTED	TERM
Sean Tan	44	President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Sole Director	March 27, 2009 (inception)	One year

The following is a brief account of the education and business experience during the past five years of the director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Sean Tan, Director, Chief Executive Officer, President, Secretary and Chief Financial Officer

As the President, Chief Executive Officer, Chief Financial Officer and Secretary, Mr. Tan is responsible for the general direction of our business development including day-to-day management of the business affairs.

Mr. Sean Tan graduated with a Bachelor’s degree in Economics and Political Science from Northern Illinois University in May 1987, and a Master’s degree in Public Administration from Pennsylvania State University in December 1988.  Mr. Tan has completed an Investment Funds in Canada program in 2002 and a Branch Compliance Officer’s Course in 2004 with the Institute of Canadian Bankers.  Mr. Tan is also a graduate of the Canadian Accredited Insurance Brokers program in 2006 with the Insurance Brokers Association and the Life Insurance courses in 2002 and 2003, respectively, with the Insurance Council of British Columbia.

Since 1989, Mr. Tan has worked as a financial consultant and advisor.  In 1989, Mr. Tan was an Account Officer with the Southern Bank in Malaysia and from 1990 to 1992 was a financial consultant with KPMG in Malaysia.  He worked at the Royal Bank of Canada from 1993 to 1994, and from 1994 to 1998, Mr. Tan was employed at the Business Development Bank of Canada as an Account Manager handling commercial loans for small businesses as well as knowledge-based industries.  From 1998 to 2002, Mr. Tan was employed with Banca Commerciale Italiana as an Account Manager for Private and Corporate Banking.  Since 2002, Mr. Tan has been in insurance business as an independent licensed insurance agent and a registered mutual funds sales consultant. Sean became a director and President of Growers Direct Coffee, Inc. in November 2008.  Since February 2008, Mr. Tan is the Chief Executive Officer of DTS8 Holdings Co., Ltd. and DTS8 Coffee (Shanghai) Co., Ltd., companies in the coffee roasting and wholesale business in Shanghai, China.  Mr. Tan has wide range of experience in management and finance.

At present, Mr. Tan spends 20 hours per week on the business of Berkeley Coffee & Tea, Inc.  Mr. Tan will devote additional time to the business of the Company as is necessary and appropriate, consistent with the discussions contained in the Use of Proceeds and Plan of Operations sections.

Significant Employee(s)

As of the date of this Prospectus, the Company does not have any employee who is expected to make a significant contribution to the business of the Company.

Family Relationships

There are no family relationships, except certain family members who may become shareholders by purchasing the shares of common stock of Berkeley Coffee & Tea, Inc.

Involvement in Certain Legal Proceedings

No director or officer has filed any bankruptcy petition.

Mr. Tan became a director and President of Growers Direct Coffee, Inc. in November 2008 and in January 2009, Growers Direct Coffee, Inc. filed for Chapter 7 Bankruptcy in Las Vegas, Nevada under the Federal Bankruptcy Code of the United States.  Growers Direct Coffee Company, Inc., since 2004, was involved in the sale of coffee and owned and operated a coffee roaster, Uncommon Grounds Inc., in San Francisco, California.  Mr. Tan was not the founder of Growers Direct Coffee Company, Inc.  Mr. Tan’s involvement followed several changes in the management of Growers Direct Coffee Company, Inc.  However, due to the recession it became impossible to obtain the necessary funding to restructure the debts of Growers Direct Coffee Company, Inc.  Due to limited availability of funding and existing recessionary conditions in the United States, Growers Direct did not have sufficient funding to continue its operations prior to Mr. Tan’s appointment as President.  Mr. Tan’s primary role after being appointed President in November 2008 was to prepare the company for bankruptcy protection.

No director or officer has been convicted in a criminal proceeding.

No director of officer has been the subject of any order, judgment, or decree permanently or temporarily enjoining him from, or otherwise limiting, them from acting as a futures commission, merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, or any other person regulated by the Commodity Futures Trading Commission, or an associated person of such, or as an investment adviser, underwriter, broker or dealer in securities or as an affiliated person, director or employee of an investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.  No director or officer has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of securities or banking activities.

No director or officer has been convicted of violating a federal or state securities or commodities law.

No director or officer has been subject or a party to any sanction or order of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent.

Code of Ethics

Effective March 30, 2010, the Company's board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our company's President (being our principal executive officer) and our Company's Chief Financial Officer (being our principal financial and accounting officer and controller), as well as persons performing similar functions.  As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

•

compliance with applicable governmental laws, rules and regulations;

•

the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•

accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company's personnel shall be accorded full access to our President and Chief Financial Officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics.  Further, all of our Company's personnel are to be accorded full access to our company's board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our President or Chief Financial Officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws.  Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company's President or Chief Financial Officer.  If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the President or Chief Financial Officer, the incident must be reported to any member of our board of directors.  Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter.  It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission as an Exhibit to this registration statement.  We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request directed to: Berkeley Coffee & Tea, Inc., Suite 214, 1662 Highway 395 N, Minden, Nevada 89423.  Our telephone number is 011-86 15021337898, and electronic mail address is sean@dts8coffee.com

Executive Compensation

The following table sets forth certain information regarding our officers, directors and employees' compensation for the years ended April 30, 2010 and 2009.  Our directors, officers and employees do not currently receive any salary or other long-term compensation.  Currently, our officer and director does not receive any compensation.  He is reimbursed for any out-of-pocket expenses that he incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Sean Tan President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Sole Director	2010 & 2009	0	0	0	0	0	0	0	0

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees’ of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the Company to any officer or director under any plan, which presently exists.

Employment Agreements

As of the date of this Prospectus, there are no employment agreements.  Our sole officer and director’s time and efforts are being provided to the Company without compensation.  Since the date of incorporation on March 27, 2009, the Company has not compensated Mr. Tan, our sole officer and director.

Compensation of Directors

As of the date of this Prospectus, there are no other agreements or arrangements in place for the amount of annual compensation that our directors will receive in the future.  The sole director of the Company does not receive compensation at this time.  No amounts have been paid to, or accrued by, our director in such capacity.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)
Sean Tan, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Sole Director	$0	0	0	0	0	0	$0

 Options/SAR Grants

As of the date of this Prospectus, we do not have any stock option plans for our officers, directors and employees.

Corporate Governance

As of the date of this Prospectus, no material changes were made to the procedures by which security holders may recommend nominees to the Company’s board of directors.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an audit committee financial expert and is independent.  We will appoint independent directors and directors with financial expertise to our board and committees in the future.

Audit Committee

As of the date of this Prospectus, we have one director on the board.  Accordingly, the director is not considered to be independent.  We do not have any independent board members in our audit committee who are considered to be financial experts.  As of the date of this Prospectus, the current member of the Audit Committee is Sean Tan, who is not considered to be independent.  We will appoint independent directors and directors with financial expertise to our board and committees in the future. We do not have any independent board members in our audit committee who are considered to be financial experts.

Compensation Committee

As of the date of this Prospectus, we have not established a Compensation Committee which is responsible for setting and administering the policies and programs that govern both annual compensation and stock option programs for our directors, executive officers and employees.

Security Ownership of Certain Beneficial Owners and Management Related Stockholder Matters

The following table sets forth certain information as of October 31, 2010, with respect to the beneficial ownership of the common shares of the Company by (1) each director, (2) each executive officer, (3) each significant employee, (4) the directors and officers of the Company as a group, (5) and each person known by the Company to own beneficially more than five percent (5%) of the common shares the Company's common stock as of October 31, 2010.  Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has, or shares, the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days.  More than one person may be deemed to be a beneficial owner of the same securities.

The percentage ownership before offering of each stockholder is calculated based on 7,800,000 outstanding shares of our common stock as of October 31, 2010.

The percentage of ownership after the Offering, assuming the sale of the maximum amount of 2,500,000 shares of common stock by the Company, is calculated based the aggregate amount of 10,300,000 shares to be issued and outstanding.

Class of Stock	Name of Beneficial Owner	Number of Common Shares	Percentage Before Offering (%)	Percentage After Offering 2,500,000 shares (%)
Common Shares	Sean Tan, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Sole Director (1)	7,300,000	93.60%	70.87%
	Officers and Directors as a Group	7,300,000	93.60%	70.87%
Common Shares	Li Hui Juan, (2)	500,000	6.40%	4.85%

(1)

Sean Tan,  Building B, #439, Jinyuan Ba Lu, Jiangqiao Town, Jiading District, Shanghai, 201812, China.

(2)

 Li Hui Juan,104-20 Lane 111, Jiangshu  North Road, Shanghai, 20042, China

Future Sales By Existing Stockholders

A total of 7,800,000 shares have been issued to the two (2) existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  Our stockholders do not have any plans to sell their shares at any time after this offering is complete.

Change in Control

As of the date of this Prospectus, our management is unaware of any existing or anticipated contract or an arrangement, the operation of which may, at a subsequent date, result in a “change of control” of the Company.

Certain Relationships and Related Transactions, and Director Independence

Transactions with related persons

Sean Tan is our sole officer and director.  We are currently operating out of the premises of Mr. Tan on a rent-free basis for administrative purposes.  This location also serves as Mr. Tan’s residence.  There is no written agreement or other material terms or arrangements relating to said arrangement.  The Company’s sole officer and director, on March 29, 2009, purchased 2,100,000 shares of our common stock at a price of $0.001 per share for payment of $2,100 for the Company’s incorporation and legal expenses.  On February 1, 2010, Mr. Tan purchased 4,200,000 shares of our common stock at a price of $0.001 per share for a cash payment of $4,200 and on March 25, 2010, Mr. Tan purchased 1,000,000 shares of our common stock at a price of $0.10 per share for cash payment of $10,000.  As of July 31, 2010, Mr. Tan has been issued a total of 7,300,000 shares of our common stock for a total cash payment of $14,200 and $2,100 paid for Company incorporation and legal fees.  On March 25, 2010, Li Hui Juan, an independent investor, was issued 500,000 shares of our common stock at a price of $0.001 per share in exchange for $5,000 travel expenses paid on behalf of the Company.  Li Hui Juan has direct beneficial ownership of the 500,000 common shares. Li Hui Juan is unrelated to Sean Tan and is not considered a promoter.

As of the date of this Prospectus, there have been no other transactions or proposed transactions in the past two years in which the Company was or is a party to a transaction which has materially affected or will materially affect the Company in which any director, promoter, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest.

We do not currently have any conflicts of interest by or among our current officer, director or advisors.  The Company has established a Conflicts of Interest policy in its Code of Ethics, requiring officers and directors to take certain precautions and actions to protect the Company from potential risks that may arise from conflicts of interests between future officers, directors, vendors or customers.  However, the Conflicts of Interest Policy in our Code of Ethics contemplates a corporate structure that is not currently applicable to our Company and therefore is currently ineffective.

The company’s sole officer and director is also the Chief Executive Officer of DTS8 Coffee (Shanghai) Co. Ltd., which is in the business of roasting and selling coffee to retailers and consumers in China. While the potential customers of the Company are significantly different than the customers of DTS8 Coffee (Shanghai) Co. Ltd; there may be conflicts between the two companies for the purchase of raw coffee beans, which may be resolved only through the exercise of our officer and director’s judgment in a manner which is consistent with his fiduciary duties and in the best interest of the Company.  As dictated by the Company’s policy on Conflicts of Interest and Code of Ethics, any transactions which may pose a conflict of interest, or which may be qualified as a related party transaction, will be fully disclosed.  If a conflict of interest arises that cannot be waived or resolved in the best interests of both DTS8 Coffee (Shanghai) Co. Ltd., and the Company, and Mr. Tan is the only officer and director at the time the conflict arises, Mr. Tan has agreed to either resolve the conflict in favor of the Company, or appoint a new director to the Company’s Board of Directors and resign as a director.

In the future, we intend to appoint additional independent directors to our Board of Directors.  Accordingly, conflicts of interest may arise which could influence these persons on evaluating possible acquisitions or in generally acting on behalf of the Company as a result of their respective outside business interests.  Directors are to act honestly and in good faith with a view to the best interest of the Company.  In addition, directors in a conflict of interest position are required to disclose certain conflicts to the Company and to abstain from voting in connection with the matter.

In the future, we cannot ensure that shareholders will agree with all decisions made by our officers and management.  Therefore, to assist us in minimizing conflicts of interest between the Company and the management, related-person transactions must be approved by our Board of Directors composed of independent directors, who will approve the transaction only if they determine that it is in the Company’s best interests. This is our future intent when we have appointed independent directors. As of the date of this Prospectus, we do not have independent directors therefore it is currently not applicable and ineffective. In considering the transaction, the Board of Directors will consider various factors, including, as applicable: (i) the related person’s interest in the transaction; (ii) the approximate dollar value of the amount involved in the transaction; (iii) the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss; (iv) our business rationale for entering into the transaction; (v) the alternatives to entering into a related-person transaction; (vi) whether the transaction is on terms no less favorable to us than terms that could have been reached with an unrelated third party; (vii) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; (viii) the overall fairness of the transaction to us; (ix) valuations generated by independent third-party coffee brokers, if any, where the transaction in question is the purchase of coffee from a related party; and (x) any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Director independence

As of the date of this Prospectus, we have one director on the board.  Accordingly, the director is not considered to be independent.  We will appoint additional independent directors to our board and committees in the future.  We do not have any independent board members in our audit committee who are considered to be financial experts.

Financial Statements

The following financial statements are filed herewith:

1

Unaudited Financial Statements for the six months period ended October 31, 2010 and 2009 and the period of inception (March 27, 2009) to October 31, 2010.

2.

Audited Financial Statements for the years ended April 30, 2010 and 2009 and the period since inception, (March 27, 2009) to April 30, 2010.

BERKELEY COFFEE & TEA, INC.

 (A DEVELOPMENT STAGE COMPANY)

 UNAUDITED FINANCIAL STATEMENTS

AS OF OCTOBER 31, 2010

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
BALANCE SHEETS

	October	April
	31, ,2010	30, 2010
A S S E T S	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$1,072	$4,161
Subscription receivable	-	10,000

TOTAL CURRENT ASSETS	1,072	14,161

TOTAL ASSETS	$1,072	$14,161

L I A B I L I T I E S & S T O C K H O L D E R S' E Q U I T Y (DEFICIT)

CURRENT LIABILITIES
Accounts payables and accruals	$4,025	$972

TOTAL CURRENT LIABILITIES	4,025	972

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, 75,000,000 shares authorized,
$0.001 par value; 7,800,000 shares
issued and outstanding.	7,800	7,800
Additional paid-in capital	13,500	13,500
Accumulated deficit	(24,253)	(8,111)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(2,953)	13,189

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,072	$14,161

See accompanying notes to the unaudited financial statements

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
UNAUDITED STATEMENTS OF OPERATIONS

					For the Period From
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Inception (March 27, 2009)
	October	October	October	October	to October
	31, 2010	31, 2009	31, 2010	31, 2009	31, 2010

REVENUE	$-	$-	$-	$-	$-

OPERATING EXPENSES
General and administrative	9,144	-	16,142	-	24,253
TOTAL OPERATING EXPENSES	9,144	-	16,142	-	24,253

LOSS FROM OPERATIONS	(9,144)	-	(16,142)	-	(24,253)
LOSS BEFORE INCOME TAXES	(9,144)	-	(16,142)	-	(24,253)
INCOME TAX BENEFIT	-	-	-	-	-
NET LOSS	$(9,144)	$-	$(16,142)	$-	$(24,253)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$-	(0.00)	-
WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES OUTSTANDING,
BASIC AND DILUTED	7,800,000	2,100,000	7,800,000	2,100,000

See accompanying notes to the unaudited financial statements

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock			Deficit Accumulated
	Number		Additional Paid-In	During	Total Stockholders'
	of Shares	Amount	Capital	Development Stage	Equity (Deficit)
Balance as of March 27, 2009 (Inception)	-	$-	$-	$-	$-
Stock issued for expenses at $0.001 per share	2,100,000	2,100	-	-	2,100
Net loss from Inception to April 30, 2009	-	-	-	(2,100)	(2,100)

Balance as of April 30, 2009 (Audited)	2,100,000	2,100	-	(2,100)	-

Stock issued for cash at $0.001 per share	4,200,000	4,200	-	-	4,200

Stock issued for cash at $0.01 per share	1,000,000	1,000	9,000	-	10,000

Stock issued for expenses at $0.01 per share	500,000	500	4,500	-	5,000
Net loss for the year ended April 30, 2010	-	-	-	(6,011)	(6,011)

Balance as of April 30, 2010 (Audited)	7,800,000	7,800	13,500	(8,111)	13,189

Net loss for six months ended October 31, 2010	-	-	-	(16,142)	(16,142)

Balance as of October 31, 2010 (Unaudited)	7,800,000	$7,800	$13,500	$(24,253)	$(2,953)

See accompanying notes to the unaudited financial statements

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
UNAUDITED STATEMENTS OF CASH FLOWS
	Six Months Ended	Six Months Ended	For Period From Inception (March 27, 2009) to
	October	October	October
	31, 2010	31, 2009	31, 2010

Net loss	$(16,142)	$-	$(24,253)
Adjustments to reconcile net loss
to net cash used by operating activities:	-	-	-
Expenses paid by issuance of shares	-	-	7,100
Increase/(decrease) in:
Accounts payables	3,053	-	4,025

Net cash provided by (used in) operating activities	(13,089)	-	(13,128)

Cash flows from investing activities:
Net cash used in investing activities	-	-	-
	-	-	-
Cash flows from financing activities:
Collection of stock subscription	10,000
Proceeds from issuance of common stock	-	-	14,200
Net cash provided by financing activities	10,000	-	14,200
Net increase (decrease) in cash	(3,089)	-	1,072
Cash, beginning of period	4,161	-	-
Cash, end of period	$1,072	$-	$1,072
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest and income taxes:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See accompanying notes to the unaudited financial statements

BERKELEY COFFEE & TEA, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

October 31, 2010

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Berkeley Coffee & Tea, Inc. (hereinafter "Company" “We” “Our” or "Berkeley Coffee”) was incorporated in the State of Nevada on March 27, 2009.  The Company is in the development stage and plans to market and sell coffee produced in China into United States.

The Company is a development stage company as defined in ASC 915 “Development Stage Enterprises”, as it is devoting substantially all of its efforts to establish a new business and planned principal operations have not commenced.

NOTE 2 – BASIS OF PRESENTATION

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X as promulgated by the Securities and Exchange Commission. Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the year ended April 30, 2010. In the opinion of management, the unaudited interim financial statements furnished herein includes all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company's financial position and results of operations.

Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company’s accumulated deficit or net losses presented.

Operating results for the six-month period ended October 31, 2010 are not necessarily indicative of the results that may be expected for the year ending April 30, 2011.

NOTE 3 - GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred a material loss from operations. At October 31, 2010, the Company had an accumulated deficit of $24,253, in addition to limited cash, zero revenue and unprofitable operations. For the period ended October 31, 2010, the Company sustained net losses of $16,142. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. Management's plans in this regard are to raise equity financing of $500,000 by offering to sell 2,500,000 shares of common stock at $0.20 each. If the financing is successful, it will mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company's financial statements are prepared using the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at October 31, 2010, cash and cash equivalents consist of cash only.

Comprehensive Income

The Company has adopted ASC 220, "Reporting Comprehensive Income", which requires inclusion of foreign currency translation adjustments, reported separately in its statement of stockholders' equity, in other comprehensive income. The Company had no other comprehensive income for the period ended October 31, 2010.

Concentration of Credit Risk

The Company maintains the majority of its cash in commercial accounts at a major financial institution. Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at October 31, 2010, the Company's cash balance did not exceed Federal Deposit Insurance Corporation (FDIC) limits.

Derivative Instruments

The Financial Accounting Standards Board issued ASC 815, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "ASC 815"), The statement establishes accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Earnings (Loss) Per Share

The Company adopted ASC 260, which provides for calculation of "basic" and "diluted" earnings (losses) per share. Basic earnings (losses) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to diluted earnings per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. The Company maintains United States dollars as the functional currency. Foreign monetary assets and liabilities are translated into United States dollars at the rates of exchange in effect at the balance sheet dates. Non-monetary items are translated at historical rates. Revenue and expense items are translated using the rate in effect on the date of the transactions.

Inventory

Inventories are stated at the lower of cost or market. The cost for inventories is determined using the first-in, first-out method. Inventories principally consist of coffee beans. The Company had no inventory at October 31, 2010.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot always be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The Company's financial instruments consist of cash, subscription receivable and accounts payable. The carrying amounts of these financial instruments approximate fair value due to the short-term nature of these items. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Organization and Start-up Cost

All costs and expenses for the start-up activities, including organization costs, are expensed as incurred.

Offering Expenses

Offering expenses represent costs associated with the preparation and filing of a Registration Statement under S-1 offering to sell 2,500,000 shares of the Company’s common stock at a price of $0.20 per share for gross proceeds of $500,000. Such costs primarily consist of professional fees and consulting services.  The offering expenses are paid from cash on hand and charged to expenses as incurred.

Property and Equipment

Property and equipment are recorded at cost. Depreciation for property and equipment is calculated using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are generally amortized over the shorter of seven years or the term of the related leases. Major remodels and improvements are capitalized. Maintenance and repairs that do not improve or extend the life of the respective assets are charged to expense as incurred.

Provision for Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax base of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by ASC 740 to allow recognition of such an asset.

Revenue Recognition

The Company derives its revenue from sale of coffee beans.  Our revenue is recognized in the period when persuasive evidence of an arrangement exists, delivery occurs, the sales price is fixed or determinable and collectability is reasonably assured.  Coffee is considered delivered when title and risk have been transferred to the customer.

Stock Issued for Services

Transactions in which common stock is issued for services are recorded at the fair value of the services received or the fair value of the stock issued, whichever is more reliably measurable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses and the accompanying notes during the reporting period. Accordingly, actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-26 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company’s sole officer and director was issued 7,300,000 shares of common stock for $2,100 payment of Company expenses and $14,200 cash payment to the Company.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Refer to Note 2 above.

NOTE 7 - COMMON STOCK

As of October 31, 2010, the authorized capital was 75,000,000 common shares with a par value of $0.001 and 7,800,000 common shares were issued and outstanding.

a)

On March 29, 2009, the Company issued 2,100,000 common shares at $0.001 per share for $2,100 of Company expenses paid.

b)

On February 1, 2010, the Company issued 4,200,000 common shares at $0.001 per share for cash proceeds of $4,200.

c)

On March 25, 2010, the Company issued 500,000 common shares at $0.001 per share for $5,000 of Company expenses paid.

d)

On March 25, 2010, the Company issued 1,000,000 common shares at $0.01 per share for cash proceeds of $10,000. The $10,000 was received on June 22, 2010.

NOTE 8 - CONTRACTS AND AGREEMENTS

Nil

NOTE 9 – CONCENTRATION RISK

The Company plans to purchase green bean coffee from China. Consequently, any political, economic and social unrest and/or instability in the coffee growing areas of China may adversely affect the Company’s business operations. In particular, instability in the coffee growing regions of China could result in a decrease in the availability of coffee beans needed for the continued operation and growth of the Company’s business. It could also lead to an increase in the purchasing costs and increased operating costs. This may adversely affect the Company’s business.

NOTE 10 – SUBSEQUENT EVENTS

To provide financing to commence the implementation of its business plan and operations, the Company has prepared and filed a Registration Statement under S-1 offering to sell 2,500,000 shares of its common stock at $0.20 per share for gross proceeds of $500,000.

The Company has evaluated the subsequent events from the balance sheet date through the date of the financial statements were issued, and determined that no other significant events have occurred.

BERKELEY COFFEE & TEA, INC.

 (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF APRIL 30, 2010 AND 2009

Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors
Berkeley Coffee & Tea, Inc.

We have audited the accompanying balance sheets of Berkeley Coffee & Tea, Inc. as of April 30, 2010 and 2009, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended April 30, 2010 and the period March 27, 2009 (inception) to April 30, 2009, and the period March 27, 2009 (inception) to April 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Berkeley Coffee & Tea, Inc. as of April 30, 2010 and 2009, and the results of its operations, and its cash flows for the year ended April 30, 2010, the period March 27, 2009 (inception) to April 30, 2009, and the period March 27, 2009 (inception) to April 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw PLLC

Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
August 2, 2010

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net

BERKELEY COFFEE & TEA, INC.
( A Development Stage Company)
BALANCE SHEETS

	April 30,	April 30,
	2010	2009
A S S E T S
CURRENT ASSETS
Cash and cash equivalents	$4,161	$-
Subscription receivable	10,000	-

TOTAL CURRENT ASSETS	14,161	-

TOTAL ASSETS	$14,161	$-

L I A B I L I T I E S & S T O C K H O L D E R S ' E Q U I T Y

CURRENT LIABILITIES
Accounts payable	$972	$-

TOTAL CURRENT LIABILITIES	972	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Common stock, 75,000,000 shares authorized,
$0.001 par value; 7,800,000 and 2,100,000 shares
issued and outstanding, respectively	7,800	2,100
Additional paid-in capital	13,500	-
Accumulated deficit	(8,111)	(2,100)
TOTAL STOCKHOLDERS' EQUITY	13,189	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,161	$-

See accompanying notes to the financial statements

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

		For the Period From	For the Period From
	For the Year Ended	Inception (March 27, 2009)	Inception (March 27, 2009)
	April 30,	to April 30,	to April 30,
	2010	2009	2010

REVENUE	$-	$-	$-

OPERATING EXPENSES
General and administrative	6,011	2,100	8,111
TOTAL OPERATING EXPENSES	6,011	2,100	8,111

LOSS FROM OPERATIONS	(6,011)	(2,100)	(8,111)
LOSS BEFORE INCOME TAXES	(6,011)	(2,100)	(8,111)
INCOME TAX BENEFIT	-	-	-
NET LOSS	$(6,011)	$(2,100)	$(8,111)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$-	$-
WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES OUTSTANDING,
BASIC AND DILUTED	3,260,548	1,976,471

See accompanying notes to the financial statements

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

				Deficit
	Common Stock		Additional	Accumulated
	Number		Paid-In	During	Total Stockholders'
	of Shares	Amount	Capital	Development Stage	Equity
Balance as of March 27, 2009 (Inception)	-	$-	$-	$-	$-
Stock issued for expenses at $0.001 per share	2,100,000	2,100	-	-	2,100
Net loss from Inception to April 30, 2009	-	-	-	(2,100)	(2,100)

Balance as of April 30, 2009	2,100,000	2,100	-	(2,100)	-

Stock issued for cash at $0.001 per share	4,200,000	4,200	-	-	4,200

Stock issued for cash at $0.01 per share	1,000,000	1,000	9,000	-	10,000

Stock issued for expenses at $0.01 per share	500,000	500	4,500	-	5,000

Net loss for the year ended April 30, 2010	-	-	-	(6,011)	(6,011)

Balance as of April 30, 2010	7,800,000	$7,800	$13,500	$(8,111)	$13,189

See accompanying notes to the financial statements

BERKELEY COFFEE & TEA, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
	Year Ended	For Period From Inception (March 27, 2009) to	For Period From Inception (March 27, 2009) to
	April 30,	April 30,	April 30,
	2010	2009	2010

Net loss	$(6,011)	$(2,100)	$(8,111)
Adjustments to reconcile net loss
to net cash used by operating activities:	-	-	-
Expenses paid by issuance of shares	5,000	2,100	7,100
Increase (decrease) in:
Accounts payable	972	-	972
Net cash provided by (used in) operating activities	(39)	-	(39)

Cash flows from investing activities:
	-	-	-
Net cash used in investing activities	-	-	-

Cash flows from financing activities:
Proceeds from issuance of common stock	4,200	-	4,200
Net cash provided by financing activities	4,200	-	14,200
Net increase (decrease) in cash	4,161	-	4,161
Cash, beginning of period	-	-	-
Cash, end of period	$4,161	-	4,161
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest and income taxes:
Interest	$-	$-	$-
Income taxes	$-	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock subscription	$10,000	$-	$10,000

See accompanying notes to the financial statements

BERKELEY COFFEE & TEA, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

April 30, 2010

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Berkeley Coffee & Tea, Inc. (hereinafter "Company" “We” “Our” or "Berkeley Coffee”) was incorporated in the State of Nevada on March 27, 2009.  The Company is in the development stage and plans to market and sell coffee produced in China into United States.

The Company is a development stage company as defined in ASC 915 “Development Stage Enterprises”, as it is devoting substantially all of its efforts to establish a new business and planned principal operations have not commenced.

NOTE 2 - GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred material loss from operations. At April 30, 2010, the Company had an accumulated deficit of $8,111, in addition to limited cash, zero revenue and unprofitable operation. For the year ended April 30, 2010, the Company sustained net losses of $6,011. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. Management's plans in this regard are to raise equity financing of $500,000 by offering to sell 2,500,000 shares of common stock at $0.20 each. If the financing is successful, it will mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company's financial statements are prepared using the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at April 30, 2010, cash and cash equivalents consist of cash only.

Comprehensive Income

The Company has adopted ASC 220, "Reporting Comprehensive Income", which requires inclusion of foreign currency translation adjustments, reported separately in its statement of stockholders' equity, in other comprehensive income. The Company had no other comprehensive income for the year ended April 30, 2010.

Concentration of Credit Risk

The Company maintains the majority of its cash in commercial accounts at a major financial institution. Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at April 30, 2010, the Company's cash balance did not exceed Federal Deposit Insurance Corporation (FDIC) limits.

Derivative Instruments

The Financial Accounting Standards Board issued ASC 815, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "ASC 815"), The statement establishes accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Earnings (Loss) Per Share

The Company adopted ASC 260, which provides for calculation of "basic" and "diluted" earnings (losses) per share. Basic earnings (losses) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to diluted earnings per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. The company maintains United States dollars as the functional currency. Foreign monetary assets and liabilities are translated into United States dollars at the rates of exchange in effect at the balance sheet dates. Non-monetary items are translated at historical rates. Revenue and expense items are translated using the rate in effect on the date of the transactions.

Inventory

Inventories are stated at the lower of cost or market. The cost for inventories is determined using the first-in, first-out method. Inventories principally consist of coffee beans. The Company had no inventory at April 30, 2010.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot always be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The Company's financial instruments consist of cash, subscription receivable and accounts payable. The carrying amounts of these financial instruments approximate fair value due to the short-term nature of these items.

Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Property and Equipment

Property and equipment are recorded at cost. Depreciation for property and equipment is calculated using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are generally amortized over the shorter of seven years or the term of the related leases. Major remodels and improvements are capitalized. Maintenance and repairs that do not improve or extend the life of the respective assets are charged to expense as incurred.

Provision for Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by ASC 740 to allow recognition of such an asset.

Revenue Recognition

The Company derives its revenue from sale of coffee beans.  Our revenue is recognized in the period when persuasive evidence of an arrangement exists, delivery occurs, the sales price is fixed or determinable and collectability is reasonably assured.  Coffee is considered delivered when title and risk have been transferred to the customer.

Stock Issued for Services

Transactions in which common stock is issued for services are recorded at the fair value of the services received or the fair value of the stock issued, whichever is more reliably measurable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses and the accompanying notes during the reporting period. Accordingly, actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-20 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company’s sole officer and director was issued 7,300, 000 shares of common stock for payment of $2,100 expenses and $14,200 cash to the Company. At April 30, 2010, $10,000 was recorded as subscription receivable and was received on June 22, 2010.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Refer to Note 2 above.

NOTE 6 - COMMON STOCK

As of April 30, 2010, the authorized capital was 75,000,000 common shares with a par value of $0.001.

a)

On March 29, 2009, the Company issued 2,100,000 common shares at $0.001 per share for $2,100 Company expenses paid.

b)

On February 1, 2010, the Company issued 4,200,000 common shares at $0.001 per share for cash proceeds of $4,200.

c)

On March 25, 2010, the Company issued 500,000 common shares at $0.001 per share for $5,000 for Company expenses paid.

d)

On March 25, 2010, the Company issued 1,000,000 common shares at $0.01 per share for cash proceeds of $10,000. The $10,000 was received on June 22, 2010.

NOTE 7 - CONTRACTS AND AGREEMENTS

Nil

NOTE 8 – CONCENTRATION RISK

The Company plans to purchase green bean coffee from China. Consequently, any political, economic and social unrest and/or instability in the coffee growing areas of China may adversely affect the Company’s business operations. In particular, instability in the coffee growing regions of China could result in a decrease in the availability of coffee beans needed for the continued operation and growth of the Company’s business. It could also lead to an increase in the purchasing costs and increased operating costs. This may adversely affect the Company’s business.

NOTE 9 – SUBSEQUENT EVENTS

The Company received $10,000 subscription receivable on June 22, 2010.

The Company intends to file a Registration Statement under S-1 offering to sell 2,500,000 shares of its common stock at $0.20 each for gross proceeds of $500,000 to provide financing to commence the implementation of its business plan and operations.

The Company has evaluated subsequent events from the balance sheet date through August 2, 2010, and no other significant events have occurred.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

As permitted by Nevada Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.  Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Except as described in the section entitled “Certain Relationships and Related Transactions” set forth below, no promoters received or expect to receive any assets, services or other consideration from the Company.  No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Incorporation of Certain Information Reference

None.

Endnotes

i Mitchell, H. W. 1988. Cultivation and Harvesting of the Arabica Coffee Tree.

Coffee Agronomy.   Ed R. J. Clarke. New York: Elsevier Applied Science

CoffeeResearch.org [www.coffeeresearch.org]